Exhibit 32.1

COBIZ FINANCIAL INC.

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of CoBiz Financial Inc. (the “Company”), hereby certifies that the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2009 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 3, 2010	/s/ Steven Bangert
Steven Bangert
Chairman and CEO